EXHIBIT 21.1



                         Mobius Management Systems, Inc.
                         Subsidiaries of the Registrant



                                                State or Other Jurisdiction
Registrant                                      of Incorporation
----------                                      ----------------
Mobius Management Systems, Inc.                 Delaware


Subsidiaries of the Registrant
------------------------------
MMS Acquisition I LLC                           Delaware
Mobius Management Systems (UK) Ltd.             United Kingdom
Mobius Management Systems (Canada), Inc.        Canada
Mobius Management Systems (France) S.a.r.l.     France
Mobius Management Systems (Deutschland) GmbH    Germany
Mobius Management Systems (Italy) S.r.l.        Italy
Mobi Management Systems Sweden AB               Sweden
Mobius Management Systems (Australia) PTY LTD   Australia
Mobius Management Systems (Switzerland) GmbH    Switzerland
Mobius Management Systems Japan K.K.            Japan
Mobius Management Systems Benelux B.V.          Benelux